Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

(PERFORMANCE ADJUSTED AND TIME VESTING)

THIS AGREEMENT is entered into and effective as of             , 20     (the “Date of Grant”), by and between Smart Sand, Inc. (the “Company”) and                      (the “Grantee”).

A. The Company has adopted the Smart Sand, Inc. 2016 Omnibus Incentive Plan (the “Plan”) authorizing the grant of Restricted Stock Awards to employees, non-employee directors and consultants of the Company and its Subsidiaries (as defined in the Plan).

B. The Company desires to give the Grantee a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee a Restricted Stock Award pursuant to the Plan.

Accordingly, the parties agree as follows:

1.	Grant of Award and Performance Adjustment.

1.1 Grant of Award. The Company hereby grants to the Grantee a Restricted Stock Award (the “Award”) consisting of                 (    ) shares (the “Award Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms, conditions and restrictions set forth below and in the Plan. Reference to the Award Shares in this Agreement (or “Adjusted Award Shares” as defined below) will be deemed to include the Dividend Proceeds (as defined in Section 3.3 of this Agreement) with respect to such Award Shares or Adjusted Award Shares that are retained and held by the Company as provided in Section 3.3 of this Agreement.

1.2 Performance Adjustment. The number of Award Shares granted hereunder is subject to adjustment based on the Company’s actual performance versus performance targets in [                                        ] (the “Performance Period”). If the Company achieves [                                        ], then the number of Award Shares subject to this Agreement will be [                                        ].  If the Company does not achieve the performance targets described above, then the number of Award Shares subject to this Agreement will be [                                        ].

1.3 Determination of Performance Adjustment. The final determination of whether or not the Company achieves the performance targets set forth above shall occur as soon as practicable after the completion of the Performance Period, but in any event not later than             , of the calendar year following the end of the Performance Period (the “Determination Date”). The determination of whether or not the Company achieves the performance targets set forth above will be confirmed by the Committee based on [                                        ]. The number of Award Shares resulting after determination of whether or not the performance adjustment applies, whether it be the original number of Award Shares or the increased or decreased number of Award Shares after any applicable upward or downward adjustment, is referred to herein as the “Adjusted Award Shares”. All decisions of the Committee regarding application of the performance adjustments and the number of shares earned shall be final and binding on the Grantee.

2.	Grant Restriction.

2.1 Restriction and Forfeiture.

(a) [Except as set forth in Section 2.3 below,] If the performance targets are not achieved during the Performance Period, then the Award Shares shall be forfeited.

(b) If the performance targets are achieved during the Performance Period, the Grantee’s right to retain the Adjusted Award Shares will be subject to the Grantee remaining in continuous employment or service with the Company or any Subsidiary for a period of [                                        ] (the “Restriction Period”) following the Determination Date; provided, however, that such employment/service period restrictions (the “Restrictions”) will lapse and terminate prior to the end of the Restriction Period with respect to [                ] of such shares on [                                        ], with respect to [                ] of such shares on [                                        ], with respect to [                ] of such shares on [                                        ] [, as set forth in Section 2.3 below,] or as otherwise set forth in the Plan.

2.2 Termination of Employment or Other Service.

(a) Termination for Reasons other than Cause or Adverse Action. [Except as otherwise provided in Section 2.3,] In the event the Grantee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than Cause or Adverse Action, all rights of the Grantee under this Agreement will terminate immediately without notice of any kind, and this Award will be terminated and all Award Shares and Adjusted Award Shares with respect to which the Restrictions have not lapsed will be forfeited.

(b) Termination for Cause or Adverse Action. In the event the Grantee’s employment or the service with the Company and all Subsidiaries is terminated for Cause or Adverse Action, or if it is determined that the Grantee has taken any action that would constitute Cause or Adverse Action, the Company shall be entitled to take any and all action permitted under the Plan.

[2.3 Change in Control.                                         ]

3.	Issuance of Award Shares.

3.1 Privileges of a Shareholder; Transferability. As soon as practicable after the execution and delivery of this Agreement and the satisfaction of any conditions to the effective issuance of the Award Shares or Adjusted Award Shares, as the case may be, the Grantee will be recorded on the books of the Company as the owner of the Award Shares or Adjusted Award Shares, as the case may be, and the Company will issue one or more duly issued and executed stock certificates evidencing the Award Shares or Adjusted Award Shares, as the case may be. Except as otherwise expressly provided in this Agreement, the Grantee will have all voting, dividend, liquidation and other rights with respect to the Award Shares or Adjusted Award Shares, as the case may be, in accordance with their terms upon becoming the holder of record of such Award Shares or Adjusted Award Shares; provided, however, that prior to the lapse or other termination of the Restrictions applicable to such Award Shares or Adjusted Award Shares, such Award Shares or Adjusted Award Shares will not be assignable or transferable by the Grantee, either voluntarily or involuntarily, and may not be subjected to any lien, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Award Shares or Adjusted Award Shares other than in accordance with this Agreement and the Plan will be null and void and will void the Award, and all Award Shares or Adjusted Award Shares for which the Restrictions have not lapsed will be forfeited and immediately returned to the Company.

3.2 Enforcement of Restrictions. To enforce the Restrictions imposed by this Agreement and the Plan, the Company may place a legend on the stock certificates referring to the Restrictions and may require the Grantee, until the Restrictions have lapsed with respect to any Award Shares or Adjusted Award Shares, to keep the stock certificates evidencing such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership of such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

3.3 Dividends and Other Distributions. Unless the Committee determines otherwise in its sole discretion (including, without limitation, at any time after the grant of the Restricted Stock Award), any dividends or distributions (including, without limitation, any cash dividends, stock dividends or dividends in kind, the proceeds of any stock split or the proceeds resulting from any changes or exchanges described in Section 6 of this Agreement, all of which are referred to herein collectively as the “Dividend Proceeds”) that are paid or payable with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award will be subject to the same rights and restrictions under this Agreement as the shares to which such dividends or distributions relate. The Committee may, in its sole discretion, distribute such Dividend Proceeds to the Grantee or it may retain and hold such Dividend Proceeds subject to the Restrictions and the other terms and conditions of this Agreement. In the event the Committee determines not to pay such Dividend Proceeds currently, the Committee will determine in its sole discretion whether any interest will be paid on such Dividend Proceeds. In addition, the Committee may, in its sole discretion, cause such Dividend Proceeds to be paid to the Company pursuant to Section 5 of this Agreement in order to satisfy any federal, state or local withholding or other employment-related tax requirements attributable to such dividends or distributions or to the Grantee’s receipt of the Award or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares.

4.	Rights of Grantee.

4.1 Employment or Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Grantee at any time, nor confer upon the Grantee any right to continue in the employment or service with the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

4.2 Rights as a Stockholder. The Grantee will have no rights as a stockholder until the Grantee becomes the holder of record of such Award Shares or Adjusted Award Shares, and no adjustment will be made for dividends or distributions with respect to the Award Shares or Adjusted Award Shares as to which there is a record date preceding the date the Grantee becomes the holder of record of the Award Shares or Adjusted Award Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.	Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or cause to be paid to the Company out of Dividend Proceeds, or make other arrangements for the collection of all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the receipt of the Award, the receipt of dividends or distributions on Award Shares or Adjusted Award Shares, or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

6.	Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to this Award.

7.	Subject to Plan.

The Award and the Award Shares or Adjusted Award Shares granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan. Terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution hereof, acknowledges having received a copy of the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

8.	Miscellaneous.

8.1 Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

8.2 Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions.

8.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan.

8.4 Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

8.5 Code Section 409A. The parties intend that the Award and this Agreement involve the transfer of “property” subject to Section 83 of the Code and, as such, are exempt from the requirements of Section 409A of the Code, and, with respect to Dividend Proceeds payable in cash, the parties intend that such payments are exempt from the requirements of Section 409A of the Code as short term deferrals under Section 1.409A-1(b)(4) of the Treasury Regulations. The Award and this Agreement will be construed and administered in a manner that is consistent with and gives effect to such intent.

[Signature page follows]

The parties hereto have executed this Agreement effective the day and year first above written.

SMART SAND, INC.

Name:
Title:
By execution of this Agreement, the Grantee acknowledges having received a copy of the Plan.	GRANTEE

(Signature)

(Name and Address)

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